EXHIBIT 4.1

AMENDMENT TO RIGHTS AGREEMENT

This AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of May 17, 2023, is by and between Urstadt Biddle Properties Inc., a Maryland corporation (the “Corporation”), and Computershare Inc., a Delaware corporation, as successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (the “Rights Agent”). Certain capitalized terms used but not defined in this Amendment are used as defined in the Rights Agreement (as defined below).

WHEREAS, the Corporation and the Rights Agent have entered into that certain Rights Agreement, dated as of August 13, 2018 (the “Rights Agreement”);

WHEREAS, Section 26 of the Rights Agreement provides that, prior to the Distribution Date, the Directors then in office may, upon the affirmative vote or written consent of not less than a majority of such Directors, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of the Rights Agreement from time to time without the approval of any holders of Common Shares;

WHEREAS, the Board of Directors of the Corporation has authorized and approved the amendments set forth in this Amendment;

WHEREAS, the Corporation has provided to the Rights Agent a certificate from an officer of the Corporation in compliance with the terms of Section 26 of the Rights Agreement, attached hereto as Exhibit A; and

WHEREAS, the Corporation and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Rights Agent hereby agree as follows:

1.    Section 7(a) of the Rights Agreement is hereby amended to delete the reference to “November 11, 2028” and replace it with “May 17, 2023”, and all references to “Expiration Date” in the Rights Agreement shall have such meaning assigned to it in the Rights Agreement as amended hereby.

2.    In each place where it appears in the exhibits to the Rights Agreement and in any Right Certificates, the references to “November 11, 2028” are hereby deleted and replaced with “May 17, 2023”.

3.    Except as expressly set forth in this Amendment, this Amendment shall not amend or otherwise modify any text or other provision of the Rights Agreement. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect. Each reference to “hereof”, “hereunder”, “hereto”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in the Rights Agreement shall refer to the Rights Agreement as amended by this Amendment.

4.    This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

5.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6.    The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof; provided, however, that if any such excluded term or provision shall adversely affect the duties, immunities, obligations or rights of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.

7.    The parties hereto shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Rights Agreement and any transactions contemplated hereunder and thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

URSTADT BIDDLE PROPERTIES INC.

By:	/s/ Willing L. Biddle
Name:	Willing L. Biddle
Title:	President and Chief Executive Officer

COMPUTERSHARE INC.

By:	/s/ Rachel Fisher
Name:	Rachel Fisher
Title:	Sr Contract Negotiation Specialist

[Signature Page to Amendment to Rights Agreement]

Exhibit A

Officer’s Certificate

OFFICER’S CERTIFICATE

May 17, 2023

Pursuant to Section 26 of the Rights Agreement, dated as of August 13, 2018 (the “Rights Agreement”), by and between Urstadt Biddle Properties Inc., a Maryland corporation (the “Corporation”), and Computershare Inc., a Delaware corporation, as successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent (the “Rights Agent”), the undersigned officer of the Corporation does hereby certify, solely in her capacity as an officer of the Corporation, that the Amendment to the Rights Agreement, to be entered into as of the date hereof by and between the Corporation and the Rights Agent, is in compliance with the terms of Section 26 of the Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written.

URSTADT BIDDLE PROPERTIES INC.

By:	/s/ Miyung Sung
Name:	Miyun Sung
Title:	SVP, Chief Legal Officer and Secretary